Exhibit 99.1

VICORP Restaurants, Inc. Announces
Fiscal Fourth Quarter 2006 Results

DENVER, CO (January 26, 2007) — VICORP Restaurants, Inc., today announced financial results for its fiscal fourth quarter ended November 2, 2006.  Net revenues for the fourth quarter of 2006 were $142.6 million, a 9.7% increase from net revenues of $129.9 million reported in the fourth quarter of 2005. The increase in the net revenue resulted from sales at the 22 new restaurants, net of closures, opened or acquired throughout fiscal 2006.  Comparable restaurant sales for the fourth quarter of 2006 declined 3.0% versus the previous year’s fourth quarter.  Comparable restaurant sales for Village Inn and Bakers Square decreased 2.2% and 3.7%, respectively.  The net loss for the fourth quarter of 2006 was $6.1 million versus a net loss of $0.6 million in the comparable period of 2005.  Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA” — as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the fourth quarter of 2006 was $10.4 million versus $14.7 million for the fourth quarter of 2005.

Operating profit was $1.3 million in the fourth quarter of 2006 versus $7.1 million in the fourth quarter of 2005, principally due to lower restaurant operating profit, as well as higher overhead expenses, losses on disposition of assets and asset impairments.   Food cost as a percentage of restaurant sales was flat at 25.2% in the fourth quarter of 2006 versus the comparable period of 2005, as increased pricing offset increases in commodity costs on a percentage basis and cost allocations from the pie manufacturing operations to the restaurants were somewhat lower in the quarter.   Labor costs as a percentage of restaurant sales increased to 34.3% in 2006 versus 33.4% in the comparable quarter of 2005.  Labor costs increased as a percentage of restaurant sales partially due to negative leverage associated with year-over-year store-level wage increases during a quarter of same store sales decline, as well as higher percentage labor costs in the significant number of restaurants opened over recent quarters.   Other operating expenses increased by 2.1 pts as a percentage of restaurant sales primarily due to a 1.7 pt increase in rent expenses in the fourth quarter of 2006.  The increase in percentage occupancy costs in the fourth quarter of 2006 versus the comparable period of 2005 was largely a result of negative leverage associated with normal increases in occupancy costs relative to the decline in comparable restaurant sales, as well as higher percentage occupancy costs associated with the immature newly opened restaurants.

Debra Koenig, CEO, commented, “We are disappointed with the comparable sales declines in both of our concepts in the fourth quarter.  We are significantly affected by the sales slump that has beleaguered many of the restaurant industry’s largest casual dining chains.  This negative sales environment shows no signs of abating.  Nonetheless, we remain optimistic regarding several initiatives, including new feature menu offerings, aggressive pricing and a strong emphasis on store execution.  Despite having scaled back our new store expansion, we continue to be pleased with the results of our new store strategy.  During the fourth quarter, we opened 5 new restaurants, bringing the total for fiscal 2006 to 27 new restaurants opened or acquired.  In addition, we have opened 5 new Village Inn locations to date in fiscal 2007.  In total, we expect to open 9 new Village Inn restaurants in fiscal 2007.”

Net revenues for the fiscal year ended November 2, 2006, were $466.3 million, an increase of 6.1% over the $439.3 million reported in the comparable period ended November 3, 2005, due to the incremental sales at the 22 net new restaurants opened or acquired throughout fiscal 2006.  Comparable restaurant sales for fiscal 2006 declined 2.1% versus fiscal 2005.  Comparable restaurant sales for Village Inn decreased 1.9%, while Bakers Square comparable restaurant sales decreased 2.3%.  Net loss for the fiscal year ended November 2, 2006 was $7.9 million versus a net income in the comparable period in 2005 of $3.5 million.  Adjusted EBITDA for fiscal 2006 was $45.3 million versus $54.3 million for fiscal 2005.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Our fourth quarter of both fiscal 2006 and fiscal 2005 was comprised of 16 weeks, or 112 days.  Fiscal 2006 consists of 52 weeks, or 364 total days, while fiscal 2005 consisted of 53 weeks, or 371 total days.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on January 26, 2007 at 1:00 p.m. Eastern Time.  The conference call can be accessed by dialing 1-800-279-9534, Conference ID 4329074.  A recording of the conference call will be available after 3:00 p.m. Eastern Time January 27, by dialing 1-888-203-1112, Conference ID 4329074.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. As of January 25, 2007, VICORP, founded in 1958, has 409 restaurants in 25 states, consisting of 314 company-operated restaurants and 95 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Registration Statement dated July 9, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:                   Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct:  (303) 672-2266
Email:  tony.carroll@vicorpinc.com

VI Acquisition Corp.
Consolidated Statements of Operations
(In thousands)

	For the fiscal quarter ended	For the fiscal quarter ended	Fiscal Year Ended	Fiscal Year Ended
	November 2,	November 3,	November 2,	November 3,
	2006	2005	2006	2005
	(Unaudited)
Revenues:
Restaurant operations	$126,316	$119,337	$425,185	$407,424
Franchise operations	1,561	1,577	5,058	5,280
Manufacturing operations	14,701	9,007	36,065	26,641
	142,578	129,921	466,308	439,345
Costs and expenses:
Restaurant costs:
Food	31,774	29,991	108,774	105,575
Labor	43,374	39,857	141,876	132,000
Other operating expenses	39,149	34,426	126,415	112,204
Franchise operating expenses	660	669	2,148	2,181
Manufacturing operations expenses	14,247	8,290	35,350	24,809
General and administrative expenses	9,581	8,652	29,417	29,602
Litigation settlement expenses	600	—	600	(408)
Employee severance	40	600	40	600
Transaction expenses	—	—	—	15
Management fees	262	262	850	850
Loss on disposition of assets	1,059	66	1,395	110
Asset impairments	560	—	1,381	—
Operating profit	1,272	7,108	18,062	31,807
Interest expense	(8,957)	(8,920)	(29,976)	(28,951)
Other income (expense), net	(41)	308	586	745
Income (loss) before income taxes	(7,726)	(1,504)	(11,328)	3,601
Provision for income taxes (benefit)	(1,661)	(934)	(3,457)	138
Net income (loss)	(6,065)	(570)	(7,871)	3,463
Preferred stock dividends and accretion	(3,046)	(2,977)	(9,795)	(8,941)
Net loss attributable to common stockholders	$(9,111)	$(3,547)	$(17,666)	$(5,478)

Note: In the fourth quarter of 2006 we changed the classification of certain expenses related to our manufacturing operations to be more consistent with industry practice.  Year-to-date 2006 and comparable 2005 periods have been re-classified to be consistent with this presentation.

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.
Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR
(Unaudited)
(In thousands)

	For the fiscal quarter ended	For the fiscal quarter ended	Fiscal Year Ended	Fiscal Year Ended
	November 2,	November 3,	November 2,	November 3,
	2006	2005	2006	2005

Net income (loss)	$(6,065)	$(570)	$(7,871)	$3,463
Provision for income taxes (benefit)	(1,661)	(934)	(3,457)	138
Interest expense	8,957	8,920	29,976	28,951
Depreciation & amortization	6,713	6,737	22,184	20,482
EBITDA	7,944	14,153	40,832	53,034
Adjustments to EBITDA:
Impairment of assets	560	—	1,381	—
Loss on disposition of assets	1,059	66	1,395	110
Litigation settlement	600	—	600	(408)
Transaction expense	—	—	—	15
Amortization of rent related adjustments (a)	191	478	1,140	1,582
Total Adjustments	2,410	544	4,516	1,299
ADJUSTED EBITDA	10,354	14,697	45,348	54,333
Net rent expense	8,396	5,545	23,277	18,343
ADJUSTED EBITDAR	$18,750	$20,242	$68,625	$72,676

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.
Consolidated Balance Sheets
 (In thousands, except share data)

	November 2, 2006	November 3, 2005
Assets
Current assets:
Cash and cash equivalents	$1,938	$2,099
Receivables, net	12,497	15,756
Inventories	16,459	12,425
Deferred income taxes, short-term	2,387	1,431
Prepaid expenses and other current assets	4,476	3,175
Prepaid rent	2,459	2,172
Income tax receivable	1,180	733
Total current assets	41,396	37,791

Property and equipment, net	94,234	86,459
Assets under deemed landlord financing liability, net	99,884	126,146
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net of accumulated amortization of $2,128 and $1,434	10,071	10,765
Deferred income taxes	2,623	3,010
Other assets, net	12,553	13,613
Total assets	$395,242	$412,265

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$847	$63
Unpresented checks	7,363	6,341
Accounts payable	15,931	13,291
Accrued compensation	8,170	8,066
Accrued taxes	7,049	7,746
Build-to-suit liability	2,549	—
Other accrued expenses	12,175	12,992
Total current liabilities	54,084	48,499

Long-term debt	153,181	147,013
Capitalized lease obligations	140	185
Deemed landlord financing liability	108,033	132,038
Other non-current liabilities	15,402	11,596
Total liabilities	330,840	339,331

Stock subject to repurchase	1,055	1,063

Stockholders’ equity:
VI Acquisition Corp.:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,943 shares issued and outstanding at November 2, 2006 and 68,944 shares issued and outstanding at November 3, 2005 (aggregate liquidation preference of $97,971 and $88,178, respectively)	98,501	89,287
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,361,753 shares issued and outstanding at November 2, 2006 and 1,395,255 shares issued and outstanding at November 3, 2005	—	—
Paid-in capital	2,446	2,465
Treasury stock, at cost, 1,371.87 shares of preferred stock and 140,490 shares of common stock at November 2, 2006 and 923.87 shares of preferred stock and 80,603 shares of common stock at November 3, 2005	(1,057)	(1,004)
Accumulated deficit	(36,543)	(18,877)
Total stockholders’ equity	63,347	71,871
Total liabilities and stockholders’ equity	$395,242	$412,265